Exhibit 99.1

Instacart Announces First Quarter 2026 Financial Results

GTV grew 13% year-over-year and total revenue grew 14% year-over-year

GAAP net income of $144 million, up 36% year-over-year; Adjusted EBITDA of $300 million, up 23% year-over-year

San Francisco - May 6, 2026 - Instacart (NASDAQ: CART) today released financial results for its first quarter ended March 31, 2026.

“Q1 was a milestone quarter — surpassing $10 billion in GTV and $1 billion in total revenue for the first time. These results prove that our strategy is working. We’re the leading grocery technology platform, delivering a best-in-class consumer experience, powering retailers across marketplace and enterprise, and operating a scaled ads ecosystem,” said Chris Rogers, CEO. “Each part of our platform is getting stronger — and they’re compounding together. That foundation positions us to invest in new initiatives like AI Solutions, international expansion, and in-store technologies that will help accelerate our growth over time.“

“We started the year with strong momentum, delivering a ninth consecutive quarter of double-digit GTV growth and our fastest advertising and other revenue growth since Q3 2023. We also continued to expand profitability year-over-year while generating meaningful free cash flow,” said Emily Reuter, CFO. “Our operating fundamentals are solid and give us the flexibility to reinvest to further accelerate growth, pursue strategic M&A, and opportunistically return capital through share repurchases as we focus on maximizing long-term shareholder value.”

First Quarter 2026 Financial Highlights
•GTV of $10,288 million, up 13% year-over-year.
•Orders of 91.2 million, up 10% year-over-year.
•Total revenue of $1,019 million, up 14% year-over-year, representing 9.9% of GTV.
•Transaction revenue of $733 million, up 13% year-over-year, representing 7.1% of GTV.
•Advertising and other revenue of $286 million, up 16% year-over-year, representing 2.8% of GTV.
•GAAP gross profit of $738 million, up 10% year-over-year, representing 7.2% of GTV and 72% of total revenue.
•GAAP net income of $144 million, up 36% year-over-year, representing 1.4% of GTV and 14% of total revenue.
•Adjusted EBITDA of $300 million, up 23% year-over-year, representing 2.9% of GTV and 29% of total revenue.
•Delivered operating cash flow of $268 million and free cash flow of $253 million.
•Repurchased $349 million in shares and ended the quarter with approximately $880 million in cash and similar assets.

	Three Months Ended March 31,
	2025	2026	% Change

	(in millions, except percentages)
GTV	$9,122	$10,288	13%
Orders	83.2	91.2	10%
Total revenue	$897	$1,019	14%
GAAP gross profit	$671	$738	10%
GAAP gross margin	75%	72%
GAAP gross profit as a percent of GTV	7.4%	7.2%
GAAP net income	$106	$144	36%
GAAP net income as a percent of total revenue	12%	14%
GAAP net income as a percent of GTV	1.2%	1.4%
Adjusted EBITDA (1)	$244	$300	23%
Adjusted EBITDA margin (1)	27%	29%
Adjusted EBITDA as a percent of GTV (1)	2.7%	2.9%
Net cash provided by operating activities	$298	$268	(10)%
Free cash flow (1)	$280	$253	(10)%
___________
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA as a percent of GTV, and free cash flow are non-GAAP financial measures. For more information regarding our use of these measures and reconciliations to the most directly comparable financial measures calculated in accordance with GAAP, see the section titled “Non-GAAP Financial Measures” and the reconciliations presented at the end of this press release.
Operational Highlights
•By continuously improving what matters most to consumers: selection, quality, affordability, and convenience — we surpassed $10 billion in GTV and over $1 billion in total revenue in Q1.
•In Q1, Hy-Vee and Raley’s moved to price parity on our marketplace. Since then, Fareway launched on marketplace and Storefront Pro at parity, while several local independent grocers also moved to price parity.
•Deepened our partnership with ALDI U.S. by launching a redesigned website and app powered by Storefront Pro, making Instacart the exclusive fulfillment partner across ALDI’s website and mobile app nationwide.
•Acquired Instaleap, a global enablement and fulfillment solutions platform with deep retailer relationships in nearly 30 countries, to accelerate international expansion of the Instacart Enterprise platform.
•We are building momentum with our new suite of AI Solutions — especially Cart Assistant, our conversational shopping experience, with early partners like Kroger and Sprouts, and recent additions including Food Bazaar, Heritage Grocers, Restaurant Depot, The Save Mart Companies, and Woodman’s.
•Launched a new integration with Anthropic’s Claude, expanding Instacart’s AI ecosystem and enabling users to build grocery carts with real-time, personalized results directly within an AI-powered assistant.
•Continued to expand and diversify both sides of Instacart’s advertising ecosystem:
◦Supply is driven by our healthy, growing marketplace and network of over 310 Carrot Ads partners(2), which we’re expanding with new partners like ALDI, Dierbergs, Fareway, and Jerry’s Foods.
◦Demand is strong across the over 9,000 brand partners(2) on our platform. New brands are now able to launch campaigns in minutes using automated tools, and our AI-powered recommendations in our self-service platform, Ads Manager, continue to gain traction.

•Released new measurement case studies with Avaline, Bachan’s®, Deep Brands’ Deep Indian Kitchen, Good Peeps, and Saffron Road, demonstrating the impact of Instacart Ads on driving consumer demand.
•Expanded fuel savings for shoppers, increasing per-gallon cash back through our Upside partnership and introducing a new weekly fuel stipend for high-mileage shoppers.
•Announced $20K in annual scholarships for shoppers through Merit America, a career upskilling program.
___________
(2) As of Q4’25.
Second Quarter 2026 Financial Outlook

GTV	$10,100 - $10,250 million
Adjusted EBITDA	$290 - $300 million

This GTV outlook represents year-over-year growth between 11% to 13% with GTV expected to continue to outpace orders growth. Our Adjusted EBITDA outlook represents year-over-year growth between 11% to 15%.

For fiscal 2026, we remain committed to steady annual Adjusted EBITDA year-over-year growth at a rate that outpaces GTV growth. Similar to prior years, we expect this rate of expansion to moderate year-over-year as we reinvest to accelerate across our multiple growth engines and lap some of the more significant operating expense efficiencies realized in 2024 and 2025.

We have not provided the forward-looking GAAP equivalent to our Adjusted EBITDA or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and related payroll tax expenses, certain legal and regulatory accruals and settlements, and reserves for sales and other indirect taxes. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that these reconciling items could have a significant effect on future GAAP results.

Webcast and conference call information

Instacart management will host a conference call to discuss the company’s results at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today. An audio webcast of the conference call will be available on the company’s Investor Relations website at https://investors.instacart.com/.

About Instacart

Instacart is a leading grocery technology company that partners with more than 2,200 retail banners – representing nearly 100,000 stores – to transform how people shop for the groceries they need from the retailers they trust, while creating flexible earning opportunities for shoppers. Through the Instacart Marketplace, Instacart Enterprise platform, and Instacart Ads ecosystem, the company powers ecommerce, fulfillment, in-store technology, AI offerings, and advertising for partners. For more information, visit www.instacart.com/company. Maplebear Inc. is the registered corporate name of Instacart.

Forward-Looking Statements

This letter and the accompanying oral presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact could be deemed forward-looking, including without limitation statements regarding our financial outlook, including GTV, Adjusted EBITDA, transaction revenue, advertising and other revenue, cost of revenue, stock-based compensation expense, cash flow, and orders, trends in our business and industry, impacts from macroeconomic conditions, our plans and expectations regarding growth, products, features, and partnerships, including expansion of our capabilities, services, and solutions, the expected benefits of AI, our strategic priorities, investments, and initiatives, including international expansion and M&A activity, our ability to drive sales and growth for our partners, and activity under our share repurchase program. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

The forward-looking statements contained in this letter and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, our ability to forecast our performance; our ability to attract and increase engagement of customers, retailers, brands, and shoppers; the increasing scale, scope, and complexity of our business; evolving and uncertain macroeconomic conditions; our ability to achieve and maintain profitability and profitable growth; competition; and legal and regulatory developments; as well as other risks described from time to time in our filings with the Securities and Exchange Commission (SEC), including in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this letter and the accompanying oral presentation on information available to us as of the date hereof, and we undertake no obligation to update any forward-looking statements, except as required by law.
Key Business Metrics

We use the following key business metrics to help us evaluate our business, identify trends affecting our performance, formulate business plans, and make strategic decisions:

•Gross Transaction Value (GTV): We define GTV as the value of the products sold through Instacart, including applicable taxes, deposits and other local fees, customer tips, which go directly to shoppers, customer fees, which include flat subscription fees related to Instacart+ that are charged monthly or annually, and other fees. GTV consists of orders including those completed through Instacart Marketplace or services that are part of the Instacart Enterprise platform. We believe that GTV indicates the health of our business, including our ability to drive revenue and profits, and the value we provide to our constituents.

•Orders: We define an order as a completed customer transaction to purchase goods for delivery or pickup primarily from a single retailer through Instacart during the period indicated, including those completed through Instacart Marketplace or services that are part of the Instacart Enterprise platform. We believe that orders are an indicator of the scale and growth of our business as well as the value we bring to our constituents.
Non-GAAP Financial Measures

We use the following non-GAAP financial measures in conjunction with GAAP measures to assess performance, to inform the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to discuss our business and financial performance with our board of directors. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

Adjusted EBITDA, Adjusted EBITDA as a Percent of GTV, and Adjusted EBITDA Margin. We define Adjusted EBITDA as net income (loss), adjusted to exclude (i) provision for (benefit from) income taxes, (ii) interest income, (iii) other (income) expense, net, (iv) depreciation and amortization expense, (v) stock-based compensation expense, (vi) payroll taxes related to stock-based compensation, (vii) certain legal and regulatory accruals and settlements, net, (viii) reserves for sales and other indirect taxes, net, (ix) acquisition-related expenses, and (x) restructuring charges. We define Adjusted EBITDA margin as Adjusted EBITDA as a percent of total revenue.

Adjusted Cost of Revenue and Adjusted Cost of Revenue as a Percent of GTV. We define adjusted cost of revenue as cost of revenue excluding depreciation and amortization expense and stock-based compensation expense.

Adjusted Operations and Support Expense and Adjusted Operations and Support Expense as a Percent of GTV. We define adjusted operations and support expense as operations and support expense excluding depreciation and amortization expense, stock-based compensation expense, and payroll taxes related to stock-based compensation.

Adjusted Research and Development Expense and Adjusted Research and Development Expense as a Percent of GTV. We define adjusted research and development expense as research and development expense excluding depreciation and amortization expense, stock-based compensation expense, and payroll taxes related to stock-based compensation.

Adjusted Sales and Marketing Expense and Adjusted Sales and Marketing Expense as a Percent of GTV. We define adjusted sales and marketing expense as sales and marketing expense excluding depreciation and amortization expense, stock-based compensation expense, and payroll taxes related to stock-based compensation.

Adjusted General and Administrative Expense and Adjusted General and Administrative Expense as a Percent of GTV. We define adjusted general and administrative expense as general and administrative expense excluding depreciation and amortization expense; stock-based compensation expense; payroll taxes related to stock-based compensation; certain legal and regulatory accruals and settlements, net; reserves for sales and other indirect taxes, net; and acquisition-related expenses.

Adjusted Total Operating Expenses and Adjusted Total Operating Expenses as a Percent of GTV. We define adjusted total operating expenses as the sum of adjusted operations and support expense, adjusted research and development expense, adjusted sales and marketing expense, and adjusted general and administrative expense.

We exclude depreciation and amortization expense and stock-based compensation expense from our non-GAAP financial measures as these are non-cash in nature. We exclude payroll taxes related to the vesting and settlement of certain equity awards; certain legal and regulatory accruals and settlements, net; reserves for sales and other indirect taxes, net; acquisition-related expenses; and restructuring charges as these are not indicative of our operating performance.

Free Cash Flow. We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment, including capitalized internal-use software.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies, which reduce their usefulness as comparative measures. In addition, other companies may not publish these or similar measures. Further, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this press release for the reconciliation of GAAP to non-GAAP results.

Contacts

Investor Relations: investors@instacart.com
Press: press@instacart.com

MAPLEBEAR INC. DBA INSTACART
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of December 31,	As of March 31,
	2025	2026
ASSETS
Current assets:
Cash and cash equivalents	$637	$631
Short-term marketable securities	50	59
Accounts receivable, net	1,127	1,095
Restricted cash and cash equivalents, current	172	110
Prepaid expenses and other current assets	213	197
Total current assets	2,199	2,091
Long-term marketable securities	81	63
Restricted cash and cash equivalents, noncurrent	18	18
Property and equipment, net	218	219
Operating lease right-of-use assets	30	28
Intangible assets, net	71	60
Goodwill	393	393
Deferred tax assets, net	664	626
Other assets	14	37
Total assets	$3,687	$3,535
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70	$48
Accrued and other current liabilities	634	604
Operating lease liabilities, current	3	2
Deferred revenue	211	230
Total current liabilities	917	885
Operating lease liabilities, noncurrent	33	32
Other long-term liabilities	24	24
Total liabilities	974	941
Series A redeemable convertible preferred stock	196	198
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	7,005	7,143
Accumulated other comprehensive loss	(1)	(4)
Accumulated deficit	(4,486)	(4,744)
Total stockholders’ equity	2,518	2,395
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$3,687	$3,535
Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except share amounts, which are reflected in thousands, and per share amounts)

	Three Months Ended March 31,
	2025	2026
Revenue	$897	$1,019
Cost of revenue	226	281
Gross profit	671	738
Operating expenses:
Operations and support	75	74
Research and development	144	164
Sales and marketing	216	230
General and administrative	126	88
Total operating expenses	561	556
Income from operations	110	182
Interest income	14	6
Income before provision for income taxes	124	188
Provision for income taxes	18	44
Net income	$106	$144
Accretion related to Series A redeemable convertible preferred stock	(2)	(2)
Net income attributable to common stockholders, basic	$104	$142
Accretion related to Series A redeemable convertible preferred stock	—	2
Net income attributable to common stockholders, diluted	$104	$144
Net income per share attributable to common stockholders:
Basic	$0.40	$0.59
Diluted	$0.37	$0.57
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	262,432	239,273
Diluted	277,193	253,597
Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Three Months Ended March 31,
	2025	2026
OPERATING ACTIVITIES
Net income	$106	$144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	19	30
Stock-based compensation expense	66	80
Impairments of long-lived assets and other assets	6	6
Provision for bad debts	4	3
Amortization of operating lease right-of-use assets	3	1
Deferred income taxes	(2)	38
Other	—	2
Changes in operating assets and liabilities:
Accounts receivable	36	28
Prepaid expenses and other assets	28	(9)
Accounts payable	(3)	(22)
Accrued and other current liabilities	22	(51)
Deferred revenue	17	19
Operating lease liabilities	(3)	(1)
Other long-term liabilities	(1)	1
Net cash provided by operating activities	298	268
INVESTING ACTIVITIES
Purchases of marketable securities	(62)	(4)
Maturities of marketable securities	81	12
Purchases of property and equipment, including capitalized internal-use software	(18)	(16)
Net cash provided by (used in) investing activities	1	(8)
FINANCING ACTIVITIES
Taxes paid related to net share settlement of equity awards	(8)	(4)
Proceeds from exercise of stock options	4	3
Changes in advances from payment card issuer	47	31
Repurchases of common stock	(89)	(359)
Net cash used in financing activities	(46)	(328)
Effect of foreign exchange on cash, cash equivalents, and restricted cash and cash equivalents	1	(1)
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	254	(68)
Cash, cash equivalents, and restricted cash and cash equivalents - beginning of period	1,449	827
Cash, cash equivalents, and restricted cash and cash equivalents - end of period	$1,703	$758
Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART
KEY BUSINESS METRICS AND RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(unaudited, in millions, except percentages)

	Three Months Ended March 31,
	2025	2026
GTV	$9,122	$10,288
Orders	83.2	91.2
Net income	$106	$144
Provision for income taxes	18	44
Interest income	(14)	(6)
Depreciation and amortization expense	19	30
Stock-based compensation expense	66	80
Payroll taxes related to stock-based compensation (1)	10	7
Certain legal and regulatory accruals and settlements, net (2)	40	1
Reserves for sales and other indirect taxes, net (3)	(1)	—
Acquisition-related expenses	—	1
Adjusted EBITDA	$244	$300
Net income as a percent of GTV	1.2%	1.4%
Adjusted EBITDA as a percent of GTV	2.7%	2.9%
Total revenue	$897	$1,019
Net income as a percent of total revenue	12%	14%
Adjusted EBITDA margin	27%	29%
(1) Represents employer payroll taxes related to the vesting and settlement of certain equity awards.
(2) Represents certain legal, regulatory, and policy expenses, including those related to worker classification, as well as non-recurring intellectual property matters and regulatory settlements.
(3) Represents sales and other indirect tax reserves, net of abatements, for periods in which we were unable to collect such taxes from customers. We believe this adjustment is useful for investors in understanding our underlying operating performance because in these cases, the taxes were not intended to be a cost to us but rather are to be borne by the customers.

Note: Due to rounding, numbers presented may not sum precisely to the totals presented.

MAPLEBEAR INC. DBA INSTACART
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(unaudited, in millions, except percentages)

	Three Months Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2025	2025	2025	2025	2026
Cost of revenue	$226	$236	$247	$275	$281
Depreciation and amortization expense	(14)	(15)	(20)	(20)	(24)
Stock-based compensation expense	(2)	(2)	(3)	(2)	(2)
Adjusted cost of revenue	$210	$218	$225	$253	$255
Cost of revenue as a percent of GTV	2.5%	2.6%	2.7%	2.8%	2.7%
Adjusted cost of revenue as a percent of GTV	2.3%	2.4%	2.5%	2.6%	2.5%

Operations and support expense	$75	$66	$62	$71	$74
Depreciation and amortization expense	—	—	—	(1)	(1)
Stock-based compensation expense	(3)	(4)	(3)	(4)	(3)
Payroll taxes related to stock-based compensation (1)	(1)	—	—	—	—
Adjusted operations and support expense	$71	$61	$58	$67	$70
Operations and support expense as a percent of GTV	0.8%	0.7%	0.7%	0.7%	0.7%
Adjusted operations and support expense as a percent of GTV	0.8%	0.7%	0.6%	0.7%	0.7%

Research and development expense	$144	$166	$169	$170	$164
Depreciation and amortization expense	(2)	(2)	(2)	(2)	(2)
Stock-based compensation expense	(34)	(58)	(56)	(55)	(46)
Payroll taxes related to stock-based compensation (1)	(6)	(2)	(2)	(2)	(4)
Adjusted research and development expense	$102	$103	$109	$112	$111
Research and development expense as a percent of GTV	1.6%	1.8%	1.8%	1.7%	1.6%
Adjusted research and development expense as a percent of GTV	1.1%	1.1%	1.2%	1.1%	1.1%

Sales and marketing expense	$216	$217	$206	$214	$230
Depreciation and amortization expense	(2)	(2)	(3)	(2)	(2)
Stock-based compensation expense	(13)	(18)	(13)	(16)	(10)
Payroll taxes related to stock-based compensation (1)	(1)	(1)	(1)	—	(1)
Adjusted sales and marketing expense	$200	$197	$191	$195	$217
Sales and marketing expense as a percent of GTV	2.4%	2.4%	2.3%	2.2%	2.2%
Adjusted sales and marketing expense as a percent of GTV	2.2%	2.2%	2.1%	2.0%	2.1%

MAPLEBEAR INC. DBA INSTACART
RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED)
(unaudited, in millions, except percentages)

	Three Months Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2025	2025	2025	2025	2026
General and administrative expense	$126	$106	$87	$163	$88
Depreciation and amortization expense	(1)	(1)	(1)	(1)	(1)
Stock-based compensation expense	(14)	(23)	(7)	(21)	(19)
Payroll taxes related to stock-based compensation (1)	(2)	(1)	(1)	—	(1)
Certain legal and regulatory accruals and settlements, net (2)	(40)	(6)	(2)	(78)	(1)
Reserves for sales and other indirect taxes, net (3)	1	—	1	1	—
Acquisition-related expenses	—	—	—	(1)	(1)
Adjusted general and administrative expense	$70	$74	$78	$63	$65
General and administrative expense as a percent of GTV	1.4%	1.2%	1.0%	1.7%	0.9%
Adjusted general and administrative expense as a percent of GTV	0.8%	0.8%	0.8%	0.6%	0.6%

Total operating expenses	$561	$554	$525	$619	$556
Depreciation and amortization expense	(5)	(6)	(6)	(6)	(6)
Stock-based compensation expense	(64)	(103)	(79)	(96)	(78)
Payroll taxes related to stock-based compensation (1)	(10)	(5)	(3)	(3)	(6)
Certain legal and regulatory accruals and settlements, net (2)	(40)	(6)	(2)	(78)	(1)
Reserves for sales and other indirect taxes, net (3)	1	—	1	1	—
Acquisition-related expenses	—	—	—	(1)	(1)
Adjusted total operating expenses	$443	$434	$436	$436	$463
Total operating expenses as a percent of GTV	6.1%	6.1%	5.7%	6.3%	5.4%
Adjusted total operating expenses as a percent of GTV	4.9%	4.8%	4.8%	4.4%	4.5%
(1) Represents employer payroll taxes related to the vesting and settlement of certain equity awards.
(2) Represents certain legal, regulatory, and policy expenses, including those related to worker classification, as well as non-recurring intellectual property matters and regulatory settlements.
(3) Represents sales and other indirect tax reserves, net of abatements, for periods in which we were unable to collect such taxes from customers. We believe this adjustment is useful for investors in understanding our underlying operating performance because in these cases, the taxes were not intended to be a cost to us but rather are to be borne by the customers.

	Three Months Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,
	2025	2025	2025	2025	2026
Net cash provided by operating activities	$298	$203	$287	$184	$268
Purchases of property and equipment, including capitalized internal-use software	(18)	(16)	(15)	(12)	(16)
Free cash flow	$280	$187	$272	$171	$253
Note: Due to rounding, numbers presented may not sum precisely to the totals presented.